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                                EXHIBIT (a)(9)
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                           Offer to Purchase for Cash
                             Shares of Common Stock
             (Including Associated Preferred Share Purchase Rights)
                                      and
                 Shares of Series A Cumulative Preferred Stock
                                       of
                          Hallwood Energy Corporation
                                       at
                      $12.50 Net Per Share of Common Stock
                                      and
          $10.84 Net Per Share of Series A Cumulative Preferred Stock
                                       by
                            Pure Resources II, Inc.
                     an indirect wholly-owned subsidiary of
                              Pure Resources, Inc.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 8, 2001, UNLESS THE OFFER IS EXTENDED.


To Our Clients:                                                   April 10, 2001

   Enclosed for your consideration are an Offer to Purchase, dated April 10, 2001 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by Pure Resources II, Inc., a Delaware corporation, (the "Purchaser") and an indirect wholly owned subsidiary of Pure Resources, Inc., a Delaware corporation ("Pure Resources"), offer to purchase all of the outstanding shares of common stock, $0.01 par value (the "Common Stock") of Hallwood Energy Corporation, a Delaware corporation ("Hallwood"), together with the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement dated June 8, 1999, as amended, between Hallwood and Registrar and Transfer Company and all the outstanding shares of Series A Cumulative Preferred Stock, $0.01 par value (the "Preferred Stock" and together with the Common Stock and the Rights, the "Shares") at a price of $12.50 per share of Common Stock and $10.84 per share of Preferred Stock, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of March 29, 2001, by and among Pure Resources, the Purchaser and Hallwood (the "Merger Agreement"). Also enclosed is the Letter to Stockholders of Hallwood from William L. Guzzetti, President of Hallwood, together with a Solicitation/Recommendation Statement on Schedule 14D-9.

   We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us (or our nominee) for your account, upon the terms and subject to the conditions set forth in the Offer.
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   Your attention is invited to the following:

    1.The tender price is $12.50 per share of Common Stock and $10.84 per share of Preferred Stock, net to the seller in cash, without interest.

    2.The Board of Directors of Hallwood has unanimously approved the Merger Agreement and the transactions contemplated thereby, has determined that each of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Hallwood and the holders of the Common Stock and Preferred Stock and recommends that Hallwood's holders tender their Shares in the Offer.

    3.The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on May 8, 2001, unless the Offer is extended.

    4.Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Offeror pursuant to the Offer.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto, and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.


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          Instructions with Respect to the Offer to Purchase for Cash
                             Shares of Common Stock
             (Including Associated Preferred Share Purchase Rights)
                                      and
                 Shares of Series A Cumulative Preferred Stock
                                       of
                          Hallwood Energy Corporation
                                       by
                            Pure Resources II, Inc.
                     an indirect wholly-owned subsidiary of
                              Pure Resources, Inc.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 10, 2001, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by Pure Resources II, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Pure Resources, Inc., a Delaware corporation, to purchase all the outstanding shares of common stock, $0.01 par value (the "Common Stock") of Hallwood Energy Corporation, a Delaware corporation ("Hallwood"), together with the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement dated June 8, 1999, as amended, between Hallwood and Registrar and Transfer Company and all the outstanding shares of Series A Cumulative Preferred Stock, $0.01 par value (the "Preferred Stock" and together with the Common Stock and the Rights, the "Shares").


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   This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:          , 2001
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                                   SIGN HERE

                                   --------------------------------------------

                                   --------------------------------------------
                                            Signature(s) of Holder(s)

 Number of Shares to be Tendered:

    shares of Common Stock*        Name(s) of Holder(s)
---
    shares of Preferred Stock*
---                                --------------------------------------------

                                   --------------------------------------------
                                   Please Type or Print

                                   --------------------------------------------
                                   Address

                                   --------------------------------------------
                                                                       Zip Code

                                   --------------------------------------------
                                   Area Code and Telephone Number

                                   --------------------------------------------
                                   Taxpayer Identification or Social Security
                                    Number

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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